EXHIBIT 5.1

             OPINION OF DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.




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[LETTERHEAD OF DILL DILL CARR STONBRAKER & HUTCHINGS, PC]
                                                             Christopher W. Carr
                                                                  Daniel W. Carr
                                                                  John J. Coates
                                                                 Kevin M. Coates
                                                                    H. Alan Dill
455 Sherman Street, Suite 300                                     Robert A. Dill
Denver, Colorado 80203                                            Thomas M. Dunn
Phone: 303-777-3737                                            John A. Hutchings
Fax: 303-777-3823                                                 Stephen M. Lee
www.dillanddill.com                                            Fay M. Matsukage*
                                                             Robert S. McCormack
                                                                  Adam P. Stapen
                                                                  Jon Stonbraker
                                                               Patrick D. Tooley
                                                        *Also licensed in Nevada

November 3, 2006


Patch International Inc.
666 Burrard Street, Suite 1220
Vancouver, British Columbia
V6C 2X8 Canada

Gentlemen:

You have requested our opinion as counsel for Patch International Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, of up to 1,500,000 shares of Common Stock issued upon exercise of stock options granted by the Company under its 2006 Stock Option Plan.

We have reviewed your Articles of Incorporation, Bylaws, and such other corporate records, documents, and proceedings and such questions of law as we have deemed relevant for the purpose of this opinion. We have also examined the Registration Statement of your company on Form S-8 in the form filed with the Securities and Exchange Commission on November 3, 2006 (the "Registration Statement").

On the basis of such examination, we are of the opinion that, upon issuance and sale in the manner described in the stock options, the shares of Common Stock covered by the Registration Statement will be legally issued, fully paid and nonassessable.

We hereby consent to the use of our name in the Registration Statement and Prospectus in the section captioned "Legal Matters," and we also consent to the filing of this opinion as an exhibit thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.

DILL DILL CARR STONBRAKER
 & HUTCHINGS, P.C.